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                                                                      EXHIBIT 12
                  Fixed Charge & Pretax Earnings Calculation
                  For SEC Ratio of Earnings to Fixed Charges

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
                            --------------------------------------------------------------------------------------------------------
                                   Successor                                           Predecessor
                            --------------------------------------------------------------------------------------------------------
                            Period from Apr 29, 2001  Period from Dec 31, 2000
                              to Jun 30, 2001             to Apr 28, 2001        Jun 17, 2000  Dec 30, 2000  Jan 1, 2000 Jan 2, 1999
                            --------------------------------------------------------------------------------------------------------
Interest Expense                              63,636                   108,362         55,374       213,057      103,820     95,334
Capitalized Interest                             493                     1,018          1,398         3,421        2,763      2,372
Amort of Debt Expense/
Premium                                           58                        93            139           302          316      1,885
1/3 Operating Leases                          12,835                    24,806         32,102        65,195       56,651     57,494
                            -------------------------------------------------------------------------------------------------------
Fixed Charges                                 77,022                   134,279         89,013       281,974      163,550    157,085


Pre-tax Income                                68,761                    63,749        201,065       263,585      484,574    427,982
Fixed Charges                                 77,022                   134,279         89,013       281,974      163,550    157,085
Capitalized Interest                            (493)                   (1,018)        (1,398)       (3,421)      (2,763)    (2,372)
                            -------------------------------------------------------------------------------------------------------
Earnings (for Ratio Calc)                    145,290                   197,010        288,680       542,139      645,361    582,695

Ratio                                           1.89                      1.47           3.24          1.92         3.95       3.71
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